              EMPLOYMENT AGREEMENT, dated as of October 9th, 2003,
              between Tango Pacific, Inc., an Oregon corporation
              (the "Company"), and Bruce William Papenfuss (the
              "Executive").

                                  Introduction
                                  ------------

The Company recognizes that the future growth, profitability and success of the
Company's business will be substantially and materially enhanced by the employment of the Executive by the Company.

        The Company desires to employ the Executive and the Executive has indicated his willingness to provide his services, on the terms and conditions set forth herein.

        NOW, THEREFORE, on the basis of the foregoing premises and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

        Section 21.     Employment.

        (a) The Company hereby agrees to employ the Executive and the Executive hereby accepts employment with the Company, on the terms and subject to the conditions hereinafter set forth. Subject to the terms and conditions contained herein, the Executive shall serve as the Chief Financial Officer of the Company and, in such capacity, shall report directly to the Chief Executive Officer and shall have such duties as are typically performed by the Chief Financial Officer of a corporation, together with such additional duties, commensurate with the
Executive's position as Chief Financial of the Company, as may be assigned to the Executive from time to time by the Chief Executive of the Company (the
"Board of Directors"); provided, however, the Chief Executive Officer of the
Company shall in its sole discretion, have the right at any time to remove the
Executive from his position as Chief Financial Officer of the Company and in such event the Chief Executive Officer shall, after consultation with the
Executive, reasonably determine the Executive's new title and responsibilities and to whom the Executive will report; provided, further, that in the event of any such changes, Executive's compensation and benefits shall remain unchanged and that the Executive's position shall be at the senior management level. The principal location of the Executive's employment shall be at the Company's principal executive office located in Portland, Oregon, although the Executive understands and agrees that he may be required to travel from time to time for business reasons. If the Executive is elected or appointed with his consent to be a director or officer of the Company during the term of this Agreement, he shall serve in such capacity or capacities without additional compensation.

        (b) The Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Subsidiaries. Executive shall perform his duties, responsibilities and functions to the Company and its Subsidiaries hereunder to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

                                        1

        (c) For purposes of this Agreement, "Subsidiaries" shall mean any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by the Company directly or through one or more subsidiaries.

        Section 22. Term. Unless terminated pursuant to Section 6 hereof, the
Executive's employment hereunder shall commence on the date hereof and shall continue during the period ending on the third anniversary of the date hereof
(the "Initial Term"). Thereafter, the Employment Term shall extend automatically for consecutive periods of one year unless either party shall provide notice of termination not less than 30 days prior to an anniversary date of this
Agreement. The Initial Term, together with any extension pursuant to this
Section 2, is referred to herein as the "Employment Term." The Employment Term shall terminate upon any termination of the Executive's employment pursuant to
Section 6.

        Section 23. Compensation. During the Employment Term, the Executive
shall be entitled to the following compensation and benefits contingent on the
Transition Period provisions described in Section 3(f):

        (a) Salary. As compensation for the performance of the Executive's services hereunder, the Executive shall receive a salary (the "Salary") of eighty-four thousand dollars ($84,000.00) per annum to be paid by Tango Pacific
Inc. with increases, if any, as may be approved in writing by the Board of
Directors. The Salary shall be payable in accordance with the payroll practices of Pacific Print Works, LLC, as the same shall exist from time to time. Other than during the Transition Period described in Section 3(f) of this Agreement, in no event shall the Salary be decreased during the Employment Term.

        (b) Stock. The Executive is entitled to receive 1,000,000 warrants of stock with the right to purchase shares at the price of $.001 of Company stock over the course of this three-year Agreement, with said to be provided to the
Executive in periodic pro-rata over four disbursements. The initial distribution shall take place upon the execution of this agreement followed by three equal distributions upon each of the following anniversaries of the execution of this document.

        (c) Benefits. The Executive shall be entitled to participate in health insurance, pension, automobile and other benefits provided to other senior executives of the Company on terms no less favorable than those available to such senior executives of the Company. The Executive shall also be entitled to the same number of vacation days, holidays, sick days and other benefits as are generally allowed to other senior executives of the Company in accordance with the Company's policies in effect from time to time.

        (d) Tax Withholdings. All amounts payable to Executive as compensation hereunder shall be subject to all legally required withholding by the Company.

        (e) Production Bonus- The Executive has the right to earn bonuses based upon the following terms and conditions:

                1.) On Time Delivery - The Executive shall earn a $1,000
                monthly bonus upon the company delivery 85% of the orders
                scheduled during the month on time and the volume of
                business billed for that exceeds $500,000 in revenue earned during the month. The bonus amount should increase to a
                total of $2,000, if the monthly volume should exceed
                $750,000 and the 85% on time delivery is maintained. The
                bonus should increase to a total of $3,000 if the monthly
                volume should exceed $1,000,000 in a month and the 85% on
                time delivery is maintained.

                Monthly Revenue  On Time delivery rate    Bonus in Dollars per
                                                             Revenue level
                ---------------------------------------------------------------
                $500,000                   85%                $1,000.00
                $750,000                   85%                $2,000.00
                $1,000,000                 85%                $3,000.00

                2.) Production Bonus- The Executive shall earn an additional
                10,000 common stock warrants if the companies revenue during a month exceeds $500,000 in revenue earned during the month, the bonus amount should increase to a total of 15,000 common stock warrants, if the monthly volume should exceed $750,000 and increase to a total 20,000 common stock warrants if the monthly volume should exceed $1,000,000 in a month.

                3.) Signing Bonus- The Executive shall receive 100,000
                shares of freely tradable stock and 250,000 restricted
                shares of the company's common stock upon the execution of this agreement.

        Section 24. Exclusivity. During the Employment Term, the Executive shall devote his full time to the business of the Company, shall faithfully serve the
Company, shall in all respects conform to and comply with the lawful and reasonable directions and instructions given to him by the Chief Executive
Officer in accordance with the terms of this Agreement, shall use his best efforts to promote and serve the interests of the Company and shall not engage in any other business activity, whether or not such activity shall be engaged in for pecuniary profit, except that the Executive may (i) participate in the activities of professional trade organizations related to the business of the
Company, (ii) engage in personal investing activities, and (iii) participate in the activities set forth on Schedule I; provided that activities set forth in these clauses (i), (ii) and (iii), either singly or in the aggregate, do not interfere in any material respect with the services to be provided by the
Executive hereunder.

        Section 25. Reimbursement for Expenses. The Executive is authorized to incur reasonable expenses in the discharge of the services to be performed hereunder, including expenses for travel, entertainment, lodging and similar items in accordance with the Company's expense reimbursement policy, as the same exists from time to time. The Company shall reimburse the Executive for all such proper expenses upon presentation by the Executive of itemized accounts of such expenditures in accordance with the financial policy of the Company, as in effect from time to time.

         Section 26. Termination and Default.

        (a) Death. The Executive's employment shall automatically terminate upon his death and upon such event, the Executive's estate shall be entitled to receive the amounts accrued but not paid to the Executive through the date of the Executive's death.

        (b) Disability. If the Executive is unable to perform the duties required of him under this Agreement because of illness, incapacity, or physical or mental disability, the Employment Term shall continue and the Company shall pay all compensation required to be paid to the Executive hereunder, unless the
Executive is unable to perform the duties required of him under this Agreement due to such disability for an aggregate of 120 days (whether or not consecutive)
during any 12-month period during the term of this Agreement.

        (c) Cause. The Company may terminate the Executive's employment at any time, with or without Cause. In the event of termination pursuant to this
Section 6(c) for Cause, the Company shall deliver to the Executive written notice setting forth the basis for such termination, which notice shall specifically set forth the nature of the Cause which is the reason for such termination. Termination of the Executive's employment hereunder shall be effective upon delivery of such notice of termination. For purposes of this
Agreement, "Cause" shall mean: (i) any material breach of this Agreement by the
Executive, but only if such material breach shall not have been corrected by the
Executive within 30 business days of receipt by the Executive of written notice from the Company of the occurrence of such material breach; (ii) the Executive's repeated failure (except where due to a disability contemplated by subsection
(b) hereof), neglect or refusal to perform his duties hereunder; (iii) any willful or intentional act or omission by the Executive that has the effect of injuring the reputation or business of the Company or its affiliates in any material respect; (iv) any habitual lateness or continued or repeated absence from the Company, unless such lateness or absence is (A) approved or excused by the Board of Directors or (B) is the result of the Executive's illness, disability or incapacity (in which event the provisions of Section 6(b) hereof shall control); (v) use of illegal drugs by the Executive or repeated drunkenness; (vi) the Executive being convicted of, or pleading guilty or nolo contendere to a felony, misdemeanor (other than, if applicable, minor traffic violations) or crime of moral turpitude; or (vii) the commission by the
Executive of an act of dishonesty, fraud or embezzlement against the Company.
The determination as to the occurrence of any event, act or omission enumerated in this Section 6(c) shall solely be made by the Board of Directors acting in good faith.

        (d) Good Reason. The Executive may terminate his employment for "Good
Reason" following a Substantial Breach (as hereinafter defined), but only if such Substantial Breach shall not have been corrected by the Company within 30 days of receipt by the Company of written notice from the Executive to the Chief
Executive Officer of the occurrence of such Substantial Breach, which notice shall specifically set forth the nature of the Substantial Breach which is the reason for such resignation. The term "Substantial Breach" means (i) the failure by the Company to pay to the Executive the Salary 3(a) and 3(b) hereof; (ii) the failure by the Company to allow the Executive to participate in the Company's employee benefit plans generally available from time to time to senior executives of the Company; or (iii) the failure of any successor to all or substantially all of the business and/or assets of the Company to assume this
Agreement; provided, however, that the term "Substantial Breach" shall not include a termination of the Executive's employment hereunder pursuant to
Section 6(a), (b) or (c) hereof. The date of termination of the Executive's employment under this Section 6(d) shall be the effective date of any resignation specified in writing by the Executive, which shall not be less than
30 days after receipt by the rs of written notice of such resignation; provided that such resignation shall not be effective pursuant to this Section 6(d), and the Substantial Breach shall be deemed to have been cured, if such Substantial
Breach is corrected by the Company during such 30-day period.

        (e) Payments. In the event that the Executive's employment terminates for any reason, the Company shall pay to the Executive all amounts accrued but unpaid hereunder through the date of termination in respect of Salary or unreimbursed expenses. In the event the Executive's employment is terminated by the Company without Cause or by the Executive with Good Reason, in addition to the amounts specified in the foregoing sentence, (i) the Executive shall continue to receive the Salary (less any applicable withholding or similar taxes) at the rate in effect hereunder on the date of such termination periodically, in accordance with the Company's prevailing payroll practices, for a period of 6 months following the date of such termination (the "Severance
Term"), (ii) to the extent permissible under the Company's health plans, the
Executive shall continue to receive any health benefits provided to him as of the date of such termination in accordance with Section 3(c) hereunder during the Severance Term; provided, however, the Company's obligations pursuant to this sentence shall be contingent upon the Executive signing a release agreement reasonably satisfactory to the Company, that releases the Company, its officers, directors, employees, stockholders and affiliates from all claims and liabilities through the termination date other than the payment obligations in this Section 6(e). In the event the Executive accepts other employment or engages in his own business prior to the last date of the Severance Term, the
Executive shall forthwith notify the Company and the Company shall be entitled to set off from amounts due the Executive under this Section 6(e) the amounts paid to the Executive in respect of such other employment or business activity.
Amounts owed by the Company in respect of the Salary or reimbursement for expenses under the provisions of Section 5 hereof shall, except as otherwise set forth in this Section 6(e), be paid promptly upon any termination.
Notwithstanding the foregoing, all payments by the Company pursuant to the second sentence of this Section 6(e) may be immediately terminated and recovered by the Company in the event the Executive materially breaches Sections 7 or 8 of this Agreement.

        (f) Survival of Operative Sections. Upon any termination of the
Executive's employment, the provisions of Sections 6(e) and 7 through 20 of this
Agreement shall survive to the extent necessary to give effect to the provisions thereof.

        Section 27. Secrecy and Non-Competition.

        (a) No Competing Employment. The Executive acknowledges that the agreements and covenants contained in this Section 7 are essential to protect the value of the Company's business and assets and by his current employment with the Company and its Subsidiaries, the Executive has obtained and will obtain such knowledge, contacts, know-how, training and experience and there is a substantial probability that such knowledge, know-how, contacts, training and experience could be used to the substantial advantage of a competitor of the
Company and to the Company's substantial detriment. Therefore, the Executive agrees that for the period commencing on the date of this Agreement and ending on the 24 month anniversary of the termination of the Executive's employment hereunder (such period is hereinafter referred to as the "Restricted Period")
with respect to any geographical area in which the Company or its Subsidiaries engage or plan to engage in business during the Employment Term, the Executive shall not participate or engage, directly or indirectly, for himself or on behalf of or in conjunction with any person, partnership, corporation or other entity, whether as an employee, agent, officer, director, shareholder, partner, joint venturer, investor or otherwise, in any business activities if such activity consists of any activity undertaken or expressly contemplated to be undertaken by the Company or any of its Subsidiaries or by the Executive at any
time during the Employment Term.

        (b) Nondisclosure of Confidential Information. The Executive, except in connection with his employment hereunder, shall not disclose to any person or entity or use, either during the Employment Term or at any time thereafter, any information not in the public domain or generally known in the industry, in any form, acquired by the Executive while employed by the Company or any predecessor to the Company's business or, if acquired following the Employment Term, such information which, to the Executive's knowledge, has been acquired, directly or indirectly, from any person or entity owing a duty of confidentiality to the
Company or any of its Subsidiaries or affiliates or any non-public third party information which is subject to an obligation of confidentiality to which the
Company is bound, relating to the Company, its Subsidiaries or affiliates or any non-public third party information which is subject to an obligation of confidentiality to which the Company is bound, including but not limited to information regarding customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of the Company's products or services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, which is or was used in the business of the Company or any Subsidiaries or affiliates thereof. The Executive agrees and acknowledges that all of such information, in any form, and copies and extracts thereof, are and shall remain the sole and exclusive property of the Company, and upon termination of his employment with the Company, the
Executive shall return to the Company the originals and all copies of any such information provided to or acquired by the Executive in connection with the performance of his duties for the Company, and shall return to the Company all files, correspondence and/or other communications received, maintained and/or originated by the Executive during the course of his employment.

        (c) No Interference. During the Restricted Period, the Executive shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the
Company), directly or indirectly solicit, endeavor to (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the
Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee or manager of the Company or any Subsidiary at any time during the Employment Term or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such
Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any
Subsidiary (including, without limitation, making any negative or disparaging statements or communications regarding the Company or its Subsidiaries).

        (d) Inventions, etc. The Executive hereby sells, transfers and assigns to the Company or to any person or entity designated by the Company all of the entire right, title and interest of the Executive in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Executive, solely or jointly, during his employment by the Company which relate to methods, apparatus, designs, products, processes or devices, sold, leased, used or under consideration or development by the Company, or which otherwise relate to or pertain to the business, functions or operations of the Company or which arise from the efforts of the Executive during the course of his employment for the
Company. The Executive shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and the Executive shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be necessary or required of the Executive to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereof. Any invention relating to the business of the Company and disclosed by the Executive within one year following the termination of his employment with the Company shall be deemed to fall within the provisions of this paragraph unless proved to have been first conceived and made following such termination.

        (e) Enforcement. The Executive acknowledges and agrees that the covenants set forth in Section 7 hereof are reasonable and valid in geographical and temporal scope and in all other respects. If a court of competent jurisdiction makes a final determination that the restrictions stated in Section
7 are invalid or unenforceable, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area.

        Section 28. Injunctive Relief. Without limiting the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in Section 7 hereof will result in material irreparable injury to the
Company or its Subsidiaries or affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction, without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach of Section 7 hereof, restraining the Executive from engaging in activities prohibited by Section 7 hereof or such other relief as may be required specifically to enforce any of the covenants in Section 7 hereof.

        Section 29. Extension of Restricted Period. In addition to the remedies the Company may seek and obtain pursuant to Section 8 of this Agreement, the
Restricted Period shall be extended by any and all periods during which the
Executive shall be found by a court to have been in violation of the covenants contained in Section 7 hereof.

        Section 30. Representations and Warranties of the Executive. The
Executive represents and warrants to the Company as follows:

        (a) This Agreement, upon execution and delivery by the Executive, will be duly executed and delivered by the Executive and (assuming due execution and delivery hereof by the Company) will be the valid and binding obligation of the
Executive enforceable against the Executive in accordance with its terms.

        (b) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby nor the performance of this
Agreement in accordance with its terms and conditions by the Executive (i)
requires the approval or consent of any governmental body or of any other person or (ii) conflicts with or results in any breach or violation of, or constitutes
(or with notice or lapse of time or both would constitute) a default under, any agreement, instrument, judgment, decree, order, statute, rule, permit or governmental regulation applicable to the Executive. Without limiting the generality of the foregoing, the Executive is not a party to any employment, non-competition, non-solicitation, no hire or similar agreement that restricts in any way the Executive's ability to engage in any business or to solicit or hire the employees of any person.

        (c) Executive hereby acknowledges and represents that he fully understands the terms and conditions contained herein.

        The representations and warranties of the Executive contained in this
Section 10 shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

        Section 31. Successors and Assigns; No Third-Party Beneficiaries. This
Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the parties, including, but not limited to, the Executive's heirs and the personal representatives of the Executive's estate; provided, however, that neither party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, the Company shall have the unrestricted right to assign this Agreement and to delegate all or any part of its obligations hereunder to any of its Subsidiaries, affiliates and successors
(including to an entity into which the Company merges), but in such event such assignee shall expressly assume all obligations of the Company hereunder and the
Company shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

        Section 32. Waiver and Amendments. Any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company's behalf by the Board of Directors. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

        Section 33. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

        Section 34. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OREGON APPLICABLE TO
CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD TO
CONFLICTS OF LAWS PRINCIPLES.

        Section 35. Notices.

        (a) All communications under this Agreement shall be in writing and shall be delivered by hand or mailed by overnight courier or by registered or certified mail, postage prepaid:

        (i) if to the Executive, at 18055 A NE SAN RAFAEL Ave., Portland, Oregon
97230 or at such other address as the Executive may have furnished the Company in writing.

        (ii) if to the Company, at 18055 A NE SAN RAFAEL Ave., Portland, Oregon
97230 marked for the attention of the Board of Directors, or at such other address as it may have furnished in writing to the Executive.

        (b) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

        Section 36. Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof, affect the meaning or interpretation of this Agreement or of any term or provision hereof.

        Section 37. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto regarding the employment of the Executive. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement including any prior oral or written Employment Agreement between the Company and the Executive (the
"Existing Employment Agreement"). The Existing Employment Agreement shall be of no further force or effect. No promises, covenants or representations of any character or nature other than those expressly stated herein have been made to induce either party to enter into this Agreement.

        Section 38. Construction. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

        Section 39. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO
THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL
BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY
ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

        Section 40. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                                       10

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                     TANGO PACIFIC, INC.

                                             By:    _________________________
                                             Name:   Todd Allen Violette
                                             Title:  Chief Executive Officer

                                                     ---------------------------
                                                     William Papenfuss